Exhibit 4.6

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

dated as of June 23, 2011

between

GOODMAN NETWORKS INCORPORATED,

EACH OF THE GRANTORS FROM TIME TO TIME PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Trustee

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SECTION 8.	COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT	27
8.1	Power of Attorney	27
8.2	No Duty on the Part of Collateral Trustee or Parity Lien Secured Parties	28
8.3	Appointment Pursuant to Collateral Trust Agreement	28

SECTION 9.	REMEDIES	28
9.1	Generally	28
9.2	Application of Proceeds	30
9.3	Sales on Credit	30
9.4	Investment Related Property	30
9.5	Grant of Intellectual Property License	31
9.6	Intellectual Property	31
9.7	Cash Proceeds; Deposit Accounts	33

SECTION 10.	COLLATERAL TRUSTEE	33

SECTION 11.	CONTINUING SECURITY INTEREST; TRANSFER OF LOANS	33

SECTION 12.	STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM	34

SECTION 13.	MISCELLANEOUS	34

SECTION 14.	INTERRELATIONSHIP WITH INTERCREDITOR AGREEMENT	35

SCHEDULE 5.1 — GENERAL INFORMATION

SCHEDULE 5.2 — COLLATERAL IDENTIFICATION

SCHEDULE 5.2(e) — MATERIAL EXCLUDED ASSETS

SCHEDULE 5.4 — FINANCING STATEMENTS

SCHEDULE 5.5 — LOCATION OF EQUIPMENT AND INVENTORY

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C — SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D — DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT E — TRADEMARK SECURITY AGREEMENT

EXHIBIT F — PATENT SECURITY AGREEMENT

EXHIBIT G — COPYRIGHT SECURITY AGREEMENT

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REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT, DATED AS OF JUNE 23, 2011, AMONG PNC BANK, NATIONAL ASSOCIATION, AS THE ABL REPRESENTATIVE (AS DEFINED THEREIN), U.S. BANK NATIONAL ASSOCIATION, AS THE COLLATERAL TRUST REPRESENTATIVE (AS DEFINED THEREIN), GOODMAN NETWORKS INCORPORATED (“COMPANY”) AND THE SUBSIDIARIES OF COMPANY NAMED THEREIN. (THE “INTERCREDITOR AGREEMENT”). EACH PERSON THAT BENEFITS FROM THE SECURITY HEREUNDER, BY ACCEPTING THE BENEFITS OF THE SECURITY PROVIDED HEREBY, (I) CONSENTS (OR IS DEEMED TO CONSENT), TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (II) AGREES (OR IS DEEMED TO AGREE) THAT IT WILL BE BOUND BY, AND WILL TAKE NO ACTIONS CONTRARY TO, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, (III) AUTHORIZES (OR IS DEEMED TO AUTHORIZE) THE COLLATERAL TRUST REPRESENTATIVE (AS DEFINED IN THE INTERCREDITOR AGREEMENT) ON BEHALF OF SUCH PERSON TO ENTER INTO, AND PERFORM UNDER, THE INTERCREDITOR AGREEMENT AND (IV) ACKNOWLEDGES (OR IS DEEMED TO ACKNOWLEDGE) THAT A COPY OF THE INTERCREDITOR AGREEMENT WAS DELIVERED, OR MADE AVAILABLE, TO SUCH PERSON.

NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, THIS AGREEMENT, THE LIENS CREATED HEREBY AND THE RIGHTS, REMEDIES, DUTIES AND OBLIGATIONS PROVIDED FOR HEREIN ARE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

This PLEDGE AND SECURITY AGREEMENT, dated as of June 23, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between GOODMAN NETWORKS INCORPORATED, a Texas corporation (“Company”) and each of the subsidiaries of Company party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (together with Company, the “Grantors” and each, a “Grantor”), and U.S. BANK NATIONAL ASSOCIATION, as collateral trustee for the Parity Lien Secured Parties (as herein defined) (in such capacity as collateral trustee, together with its successors and permitted assigns, the “Collateral Trustee”).

RECITALS:

WHEREAS, Company and Wells Fargo Bank, National Association, as trustee (the “Indenture Trustee”), have, in connection with the execution and delivery of this Agreement, entered into that certain Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”), with respect to Company’s 12.125% Senior Secured Notes due 2018 (together with any additional notes issued under the Indenture, the “Notes”);

WHEREAS, Company, the Indenture Trustee, the other Parity Lien Debt Representatives from time to time party thereto, the other Grantors from time to time party thereto and the Collateral Trustee have entered into that certain Collateral Trust Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), setting forth certain rights of the Collateral Trustee and the other Parity Lien Secured Parties with respect to the Collateral (as hereinafter defined);

WHEREAS, pursuant to the Collateral Trust Agreement, each Parity Lien Debt Representative, on behalf of itself and each holder of Parity Lien Obligations, has appointed U.S. Bank National Association to serve as Collateral Trustee for the current and future holders of the Parity Lien Obligations;

WHEREAS, each Grantor (other than Company), if any, has, pursuant to the Indenture, unconditionally guaranteed the payment and performance of the principal of, premium, if any, and interest on the Notes and all other obligations of Company to the holders of the Notes or the Indenture Trustee under the Indenture;

WHEREAS, Grantors will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the other Note Documents (as defined in the Indenture) and each is, therefore, willing to enter into this Agreement;

WHEREAS, each Grantor is or, as to Collateral acquired by such Grantor after the date hereof, will be the legal and/or beneficial owner of the Collateral pledged by it hereunder; and

WHEREAS, this Agreement is given by each Grantor in favor of the Collateral Trustee for the benefit of the Parity Lien Secured Parties to secure the payment and performance of all of the Parity Lien Obligations including all obligations under the Notes and the Indenture.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Trustee agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1	General Definitions.

In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.3.

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Cash Proceeds” shall have the meaning assigned in Section 9.7.

“Closing Date” shall have the meaning assigned to such term in the Indenture.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Trustee.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collateral Trust Agreement” shall have the meaning set forth in the Recitals.

“Collateral Trustee” shall have the meaning set forth in the preamble.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Internal Revenue Code.

“Copyright Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Excluded Assets” shall mean any general intangibles of Grantors to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto and (ii) such consent has not been obtained.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” shall have the meaning set forth in the preamble.

“Immaterial Subsidiary” shall mean, as of any date, any Subsidiary of Company whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Subsidiary of Company will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Company.

“Indenture” shall have the meaning set forth in the Recitals.

“Indenture Trustee” shall have the meaning set forth in the Recitals.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Trustee is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit E, Exhibit F and Exhibit G, as applicable.

“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of June 23, 2011, among PNC Bank, National Association, as ABL Representative (as defined therein), the Collateral Trustee and each of the Grantors from time to time party thereto.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or financial condition of Company and its Subsidiaries taken as a whole; (ii) the ability of any Grantor to fully and timely perform its respective Parity Lien Obligations; (iii) the legality, validity, binding effect or enforceability against a Grantor of a Parity Lien Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Parity Lien Secured Party under any Parity Lien Document.

“Material Contract” means any contract or other arrangement to which any Grantor is a party (other than the Parity Lien Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of any Grantor or is otherwise of material value.

“Non-Assignable Contract” shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

“Patent Licenses” shall mean all agreements, licenses and covenants providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application required to be listed in Schedule 5.2(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Permitted Lien” means Liens which, under each of the Parity Lien Documents, are permitted to be incurred.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Trademark Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Trademarks”(as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, and with respect to any and all of the foregoing: (i) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

1.2	Definitions; Interpretation.

(a) In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Trust Agreement and the Intercreditor Agreement. The incorporation by reference of terms defined in the Collateral Trust Agreement shall survive any termination of the Collateral Trust Agreement until this Agreement is terminated as provided in Section 11 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Collateral Trust Agreement, the Collateral Trust Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

2.1	Grant of Security.

Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Documents;

(d) General Intangibles;

(e) Goods (including, without limitation, Inventory and Equipment);

(f) Instruments;

(g) Insurance;

(h) Intellectual Property;

(i) Investment Related Property (including, without limitation, Deposit Accounts);

(j) Letter of Credit Rights;

(k) Money;

(l) Receivables and Receivable Records;

(m) Commercial Tort Claims now or hereafter described on Schedule 5.2

(n) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2	Certain Limited Exclusions.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any Excluded Assets, (b) the capital stock of any Subsidiary of the Company that is in existence on the Closing Date that was formed under the laws of a jurisdiction other than the United States or any state of the United States or the District of Columbia, (c) any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 66% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation or (d) the capital stock of any Immaterial Subsidiary.

SECTION 3.  SECURITY FOR PARITY LIEN OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1	Security for Parity Lien Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Parity Lien Obligations.

3.2	Continuing Liability Under Collateral.

Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Trustee or any other Parity Lien Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Trustee nor any Parity Lien Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Trustee nor any Parity Lien Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.  CERTAIN PERFECTION REQUIREMENTS

4.1	Delivery Requirements.

(a) With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Collateral Trustee the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Trustee or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests, to be similarly delivered to the Collateral Trustee regardless of whether such Pledged Equity Interests constitute Certificated Securities.

(b) With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Collateral Trustee all such Instruments or Tangible Chattel Paper to the Collateral Trustee duly indorsed in blank.

4.2	Control Requirements.

(a) With respect to any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral, each Grantor shall use commercially reasonable efforts to ensure that the Collateral Trustee has Control thereof. With respect to any Securities Accounts or Securities Entitlements, such Control shall be accomplished by the Grantor using commercially reasonable efforts to cause the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into an agreement substantially in the form of Exhibit C hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Trustee) pursuant to which the Securities Intermediary shall agree to comply with the Collateral Trustee’s Entitlement Orders without further consent by such Grantor. With respect to any Deposit Account, each Grantor shall use commercially reasonable efforts to cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Trustee), pursuant to which the Bank shall agree to comply with the Collateral Trustee’s instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor. With respect to any Commodity Accounts or Commodity Contracts each Grantor shall use commercially reasonable efforts to cause Control in favor of the Collateral Trustee in a manner reasonably acceptable to the Collateral Trustee.

(b) With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), each Grantor shall cause the issuer of such Uncertificated Security to either (i) register the Collateral Trustee as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Trustee), pursuant to which such issuer agrees to comply with the Collateral Trustee’s instructions with respect to such Uncertificated Security without further consent by such Grantor.

(c) With respect to any Letter of Credit Rights included in the Collateral (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Trustee has a valid and perfected security interest), Grantor shall ensure that Collateral Trustee has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Trustee.

(d) With respect any Electronic Chattel Paper or “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, Grantor shall ensure that the Collateral Trustee has Control thereof.

4.3	Intellectual Property Recording Requirements.

(a) In the case of any Collateral (whether now owned or hereafter acquired) consisting of issued U.S. Patents and applications therefor, each Grantor shall execute and deliver to the Collateral Trustee a Patent Security Agreement in substantially the form of Exhibit F hereto (or a supplement thereto) covering all such Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Trustee.

(b) In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Trademarks and applications therefor, each Grantor shall execute and deliver to the Collateral Trustee a Trademark Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Trustee.

(c) In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Copyrights and exclusive Copyright Licenses in respect of registered U.S. Copyrights for which any Grantor is the licensee, each Grantor execute and deliver to the Collateral Trustee a Copyright Security Agreement in substantially the form of Exhibit G hereto (or a supplement thereto) covering all such Copyrights and Copyright Licenses in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Trustee.

4.4	Other Actions.

(a) If any issuer of any Pledged Equity Interest is organized under a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Trustee.

(b) With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Collateral Trustee hereunder and following a Parity Lien Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Collateral Trustee of its designee, and to the substitution of the Collateral Trustee or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to the Collateral Trustee and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Trustee or its designee following a Parity Lien Default and to the substitution of the Collateral Trustee or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.5	Timing and Notice.

With respect to any Collateral in existence on the Closing Date, each Grantor shall comply with the requirements of Section 4 on the date hereof and, with respect to any Collateral hereafter owned or acquired, such Grantor shall comply with such requirements within 30 (thirty) days of Grantor acquiring rights therein. Each Grantor shall promptly inform the Collateral Trustee of its acquisition of any Collateral for which any action is required by Section 4 hereof (including, for the avoidance of doubt, the filing of any applications for, or the issuance or registration of, any Patents, Copyrights or Trademarks).

SECTION 5. REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants that:

5.1	Grantor Information & Status.

(a) Schedule 5.1(A) & (B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located;

(b) except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five (5) years;

(c) it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated (other than with respect to any security agreement that is permitted by the Parity Lien Documents);

(d) such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and

(e) no Grantor is a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

5.2	Collateral Identification, Special Collateral.

(a) Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests, (2) Pledged Debt, (3) Securities Accounts, (4) Deposit Accounts, (5) Commodity Contracts and Commodity Accounts, (6) United States and material foreign registrations and issuances of and applications for Patents, Trademarks, and Copyrights owned by each Grantor, (7) Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses constituting Material Intellectual Property, (8) Commercial Tort Claims, (9) Letter of Credit Rights for letters of credit, (10) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property, and (11) Material Contracts. Each Grantor shall supplement such schedules as necessary to ensure that such schedules are accurate on each date that the representations and warranties in this Section 5 are made;

(b) none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables; (5) timber to be cut, or (6) aircraft, aircraft engines, satellites, ships or railroad rolling stock. No material portion of the Collateral consists of motor vehicles or other goods subject to a certificate of title statute of any jurisdiction;

(c) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(d) not more than 10% of the value of all personal property included in the Collateral is located in any country other than the United States; and

(e) no Excluded Asset is material to the business of such Grantor other than the contracts set forth on Schedule 5.2(e) hereto.

5.3	Ownership of Collateral and Absence of Other Liens.

(a) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Parity Lien Documents), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than, in the case of priority only, any Permitted Liens; and

(b) other than any financing statements filed in favor of the Collateral Trustee, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been delivered to the Collateral Trustee for filing and (y) financing statements filed in connection with Permitted Liens. Other than the Collateral Trustee and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person is in Control of any Collateral other than the ABL Representative (as defined in the Intercreditor Agreement) as further set forth in the Intercreditor Agreement.

5.4	Status of Security Interest.

(a) upon the filing of financing statements naming each Grantor as “debtor” and the Collateral Trustee as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Trustee in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute a valid, perfected, first priority Lien subject in the case of priority only, to any Permitted Liens with respect to Collateral. Each agreement purporting to give the Collateral Trustee Control over any Collateral is effective to establish the Collateral Trustee’s Control of the Collateral subject thereto;

(b) to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks, U.S. Copyrights and exclusive Copyright Licenses in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Trustee hereunder shall constitute valid, perfected, first priority Liens (subject, in the case of priority only, to Permitted Liens);

(c) no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Trustee hereunder or (ii) the exercise by Collateral Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities; and

(d) each Grantor is in compliance with its obligations under Section 4 hereof.

5.5	Goods & Receivables.

(a) each Receivable (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) is not and will not be subject to any credits, rights of recoupment, setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (d) is and will be in compliance with all applicable laws, whether federal, state, local or foreign except where failure to do so would be a Material Adverse Effect;

(b) none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable requires the consent of the Account Debtor in respect thereof in connection with the security interest hereunder, except any consent which has been obtained;

(c) no Goods now or hereafter produced by any Grantor and included in the Collateral have been or will be produced in violation of the requirements of the Fair Labor Standards Act, as amended, or the rules and regulations promulgated thereunder; and

(d) other than any Inventory or Equipment in transit, all of the Equipment and Inventory included in the Collateral is located only at the locations specified in Schedule 5.5 (as such schedule may be amended or supplemented from time to time).

5.6	Pledged Equity Interests, Investment Related Property.

(a) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(b) no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Trustee in any Pledged Equity Interests or the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained; and

(c) all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests that by their terms provide that they are Securities governed by the Uniform Commercial Code of an applicable jurisdiction.

5.7	Intellectual Property.

(a) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use and, where such Grantor does so, sublicense others to use, all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims and licenses, except for, in the case of priority only, Permitted Liens and the licenses set forth on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time);

(b) all Material Intellectual Property of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the Intellectual Property the subject of a reexamination proceeding, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks of such Grantor constituting Material Intellectual Property in full force and effect;

(c) no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Material Intellectual Property of such Grantor, and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened;

(d) all registrations, issuances and applications for Copyrights, Patents and Trademarks of such Grantor constituting Material Intellectual Property are standing in the name of such Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets owned by such Grantor constituting Material Intellectual Property has been licensed by such Grantor to any Affiliate or third party, except as disclosed in Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), and all exclusive Copyright Licenses constituting Material Intellectual Property in respect of registered Copyrights have been properly recorded in the U.S. Copyright Office or, where appropriate, any foreign counterpart;

(e) all Copyrights owned by such Grantor that constitute Material Intellectual Property have been registered with the United States Copyright Office or, where appropriate, any foreign counterpart.

(f) such Grantor has not made a previous assignment, sale, transfer, exclusive license, or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any Material Intellectual Property that has not been terminated or released;

(g) such Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with its use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights constituting Material Intellectual Property;

(h) such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance with industry standards to the extent Grantor deems it necessary;

(i) such Grantor controls the nature and quality in accordance with industry standards of all products sold and all services rendered under or in connection with all Trademarks of such Grantor, in each case consistent with industry standards, and has taken all action necessary to insure that all licensees of the Trademarks owned by such Grantor comply with such Grantor’s standards of quality;

(j) to the best of such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person; no claim has been made that the use of any Intellectual Property owned or used by such Grantor (or any of its respective licensees) infringes, misappropriates, dilutes or otherwise violates the asserted rights of any other Person, and no demand that such Grantor enter into a license or co-existence agreement has been made but not resolved;

(k) to the best of such Grantor’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any rights in any Intellectual Property owned, licensed or used by such Grantor, or any of its respective licensees; and

(l) no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in a manner that could adversely affect such Grantor’s rights to own, license or use any Intellectual Property.

5.8	Miscellaneous.

No Material Contract prohibits assignment or requires consent of or notice to any Person in connection with the assignment to the Collateral Trustee hereunder, except such as has been given or made or as otherwise set forth on Schedule 5.2(e).

SECTION 6. COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that:

6.1	Grantor Information & Status.

(a) Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Parity Lien Documents, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Trustee in writing at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Trustee may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Trustee’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Trustee a completed Pledge Supplement together with all Supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2	Collateral Identification; Special Collateral.

(a) in the event that it hereafter acquires any Collateral of a type described in Section 5.2(b) hereof, it shall promptly, and in any event within 30 days, notify the Collateral Trustee thereof in writing and take such actions and execute such documents and make such filings all at Grantor’s expense as the Collateral Trustee may reasonably request in order to ensure that the Collateral Trustee has a valid, perfected, first priority security interest in such Collateral, subject in the case of priority only, to any Permitted Liens.

(b) in the event that it hereafter acquires or has any Commercial Tort Claim it shall deliver to the Collateral Trustee a completed Pledge Supplement together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

6.3	Ownership of Collateral and Absence of Other Liens.

(a) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(b) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Trustee in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any portion thereof, the ability of any Grantor or the Collateral Trustee to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Trustee in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof; and

(c) it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Parity Lien Documents.

6.4	Status of Security Interest.

(a) Subject to the limitations set forth in subsection (b) of this Section 6.4, each Grantor shall maintain the security interest of the Collateral Trustee hereunder in all Collateral as valid, perfected, first priority Liens (subject, in the case of priority only, to Permitted Liens).

(b) Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Collateral that can only be perfected by (i) Control, (ii) foreign filings with respect to Intellectual Property, or (iii) filings with registrars of motor vehicles or similar governmental authorities with respect to goods covered by a certificate of title, in each case except as and to the extent specified in Section 4 hereof.

6.5	Goods & Receivables.

(a) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Trustee;

(b) if any Equipment or Inventory is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor), each Grantor shall join with the Collateral Trustee in notifying the third party of the Collateral Trustee’s security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Trustee and will permit the Collateral Trustee to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following a Parity Lien Default, to remove same from such premises if the Collateral Trustee so elects; and with respect to any Goods subject to a Consignment for which such Grantor is the Consignor, Grantor shall file appropriate financing statements against the Consignee and take such other action as may be necessary to ensure that the Grantor has a first priority perfected security interest in such Goods.

(c) it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 5.5 (as such schedule may be amended or supplemented from time to time) unless it shall have (a) notified the Collateral Trustee in writing, by executing and delivering to the Collateral Trustee a completed Pledge Supplement together with all Supplements to Schedules thereto, at least ten (10) days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Trustee may reasonably request;

(d) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

(e) other than in the ordinary course of business (i) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable; (ii) following and during the continuation of a Parity Lien Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and

(f) the Collateral Trustee shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Collateral Trustee’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of a Parity Lien Default, the Collateral Trustee may: (i) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Trustee; (ii) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Trustee; and (iii) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Trustee notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within five (5) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Trustee, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Trustee hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6.6	Pledged Equity Interests, Investment Related Property.

(a) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, Control of the Collateral Trustee over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Trustee) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Trustee and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Parity Lien Default shall have occurred and be continuing, the Collateral Trustee authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and all scheduled payments of interest;

(b) Voting .

(i) So long as no Parity Lien Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Parity Lien Documents, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Parity Lien Documents; provided, no Grantor shall exercise or refrain from exercising any such right if the Collateral Trustee shall have notified such Grantor that, in the Collateral Trustee’s reasonable judgment, such action would have a Material Adverse Effect on the value of the Investment Related Property or any part thereof; and provided further, such Grantor shall give the Collateral Trustee at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Parity Lien Documents, shall be deemed inconsistent with the terms of this Agreement or the Parity Lien Documents within the meaning of this Section 6.6(b)(i) and no notice of any such voting or consent need be given to the Collateral Trustee; and

(ii) Upon the occurrence and during the continuation of a Parity Lien Default and upon two (2) Business Days prior written notice from the Collateral Trustee to such Grantor of the Collateral Trustee’s intention to exercise such rights:

(1)	all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)	in order to permit the Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Trustee may utilize the power of attorney set forth in Section 8.1.

(c) except as expressly permitted by the Parity Lien Documents, without the prior written consent of the Collateral Trustee, it shall not vote to enable or take any other action to: (i) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Trustee’s security interest, (ii) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (iii) other than as permitted under the Parity Lien Documents, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (iv) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (v) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (c), such Grantor shall promptly notify the Collateral Trustee in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Trustee’s “control” thereof; and

(d) except as expressly permitted by the Parity Lien Documents, without the prior written consent of the Collateral Trustee, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2 and (iii) Grantor promptly complies with the delivery and control requirements of Section 4 hereof.

6.7	Intellectual Property.

(a) it shall not do any act or omit to do any act whereby any of the Material Intellectual Property may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b) it shall not, with respect to any Trademarks constituting Material Intellectual Property, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(c) it shall, within thirty (30) days of the creation or acquisition or exclusive license of any copyrightable work that is included in the Material Intellectual Property, apply to register the Copyright in the United States Copyright Office or, where appropriate, any foreign counterpart and, in the case of an exclusive Copyright License in respect of a registered Copyright, record such license, in the United States Copyright Office or, where appropriate, any foreign counterpart;

(d) it shall promptly notify the Collateral Trustee if it knows or has reason to know that any item of Material Intellectual Property may become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) the subject of any reversion or termination rights;

(e) it shall take all commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by or exclusively licensed to any Grantor, including, but not limited to, those items on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time);

(f) it shall use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(g) in the event that any Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(h) it shall take all steps commercially reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents;

(i) it shall use proper statutory notice in connection with its use of any of the Material Intellectual Property; and

(j) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, such Grantor may take (and, at the Collateral Trustee’s reasonable direction, shall take) such action as such Grantor or, during the continuance of a Parity Lien Default, the Collateral Trustee may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Trustee shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

6.8	Miscellaneous.

Each Grantor shall, within thirty (30) days of the date hereof with respect to any Material Contract that is a Non-Assignable Contract (other than any Material Contract which constitutes an Account, Chattel Paper or Payment Intangible of such Grantor) in effect on the date hereof and within thirty (30) days after entering into any Material Contract that is a Non-Assignable Contract after the Closing Date, request in writing the consent of the counterparty or counterparties to such Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to Collateral Trustee and use its best efforts to obtain such consent as soon as practicable thereafter;

SECTION	7. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

7.1	Access; Right of Inspection.

The Collateral Trustee shall at all times have full and free access during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Trustee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Trustee, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Trustee and its representatives shall at all reasonable times, upon prior notice to Grantor, also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

7.2	Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Trustee may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Trustee may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iii) at any reasonable time, upon request by the Collateral Trustee, assemble the Collateral and allow inspection of the Collateral by the Collateral Trustee, or Persons designated by the Collateral Trustee;

(iv) at the Collateral Trustee’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Trustee’s security interest in all or any part of the Collateral; and

(v) furnish the Collateral Trustee with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Trustee may reasonably request from time to time.

(b) Each Grantor hereby authorizes the Collateral Trustee to file a Record or Records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Trustee may determine, in its sole discretion, as are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Trustee herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Trustee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Trustee herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. Each Grantor shall furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.

(c) Each Grantor hereby authorizes the Collateral Trustee to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

7.3	Additional Grantors.

From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Trustee, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Trustee not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 8. COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT.

8.1	Power of Attorney.

Each Grantor hereby irrevocably appoints the Collateral Trustee (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Trustee or otherwise, from time to time in the Collateral Trustee’s discretion to take any action and to execute any instrument that the Collateral Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) upon the occurrence and during the continuance of any Parity Lien Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Trustee pursuant to the Parity Lien Documents;

(b) upon the occurrence and during the continuance of any Parity Lien Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of any Parity Lien Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Parity Lien Default, to file any claims or take any action or institute any proceedings that the Collateral Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property in the name of such Grantor as debtor;

(g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Trustee in its sole discretion, any such payments made by the Collateral Trustee to become obligations of such Grantor to the Collateral Trustee, due and payable immediately without demand; and

(h) upon the occurrence and during the continuance of any Parity Lien Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and to do, at the Collateral Trustee’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Trustee deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2 No Duty on the Part of Collateral Trustee or Parity Lien Secured Parties.

(a) The powers conferred on the Collateral Trustee hereunder are solely to protect the interests of the Parity Lien Secured Parties in the Collateral and shall not impose any duty upon the Collateral Trustee or any other Parity Lien Secured Party to exercise any such powers. The Collateral Trustee and the other Parity Lien Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3 Appointment Pursuant to Collateral Trust Agreement.

The Collateral Trustee has been appointed as collateral trustee pursuant to the Collateral Trust Agreement. The rights, duties, privileges, immunities and indemnities of the Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement and the Intercreditor Agreement.

SECTION 9. REMEDIES.

9.1 Generally.

(a) If any Parity Lien Default shall have occurred and be continuing, the Collateral Trustee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Trustee on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Parity Lien Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Trustee forthwith, assemble all or part of the Collateral as directed by the Collateral Trustee and make it available to the Collateral Trustee at a place to be designated by the Collateral Trustee that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Trustee deems appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Trustee may deem commercially reasonable.

(b) The Collateral Trustee or any other Parity Lien Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Trustee, as collateral trustee for and representative of the Parity Lien Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or made in accordance with the UCC, to use and apply any of the Parity Lien Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Trustee at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Parity Lien Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Trustee to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Trustee, that the Collateral Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Parity Lien Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Trustee hereunder.

(c) Each of the Grantors hereto and each of the Parity Lien Secured Parties, by their acceptance of the benefits of this Agreement, agree that the Collateral Trustee shall be entitled, for the purposes of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any sale or foreclosure proceeding in respect of the Collateral, including without limitation, sales occurring pursuant to Section 363 of the Bankruptcy Code or included as part of any plan subject to confirmation under Section 1129(b)(2)(A)(iii) of the Bankruptcy Code, to use and apply any of the Parity Lien Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Trustee at such sale or foreclosure proceeding, if applicable.

(d) The Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral. The Collateral Trustee may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(e) The Collateral Trustee shall have no obligation to marshal any of the Collateral.

9.2 Application of Proceeds.

All proceeds received by the Collateral Trustee in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Trustee in accordance with the provisions of the Collateral Trust Agreement and the Intercreditor Agreement.

9.3 Sales on Credit.

If Collateral Trustee sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Trustee and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Trustee may resell the Collateral and Grantor shall be credited with proceeds of the sale.

9.4 Investment Related Property.

Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Trustee may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Trustee determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Trustee all such information as the Collateral Trustee may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Trustee in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5 Grant of Intellectual Property License.

For the purpose of enabling the Collateral Trustee, during the continuance of a Parity Lien Default, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Trustee, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

9.6 Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of a Parity Lien Default:

(i) the Collateral Trustee shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Trustee or otherwise, in the Collateral Trustee’s sole discretion, to enforce any Intellectual Property rights of such Grantor, in which event such Grantor shall, at the request of the Collateral Trustee, do any and all lawful acts and execute any and all documents required by the Collateral Trustee in aid of such enforcement, and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Trustee as provided in Section 12 hereof in connection with the exercise of its rights under this Section 9.6, and, to the extent that the Collateral Trustee shall elect not to bring suit to enforce any Intellectual Property rights as provided in this Section 9.6, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii) upon written demand from the Collateral Trustee, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Trustee or such Collateral Trustee’s designee all of such Grantor’s right, title and interest in and to any Intellectual Property and shall execute and deliver to the Collateral Trustee such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Parity Lien Obligations outstanding only to the extent that the Collateral Trustee (or any other Parity Lien Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property;

(iv) within five (5) Business Days after written notice from the Collateral Trustee, each Grantor shall make available to the Collateral Trustee, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Parity Lien Default as the Collateral Trustee may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with any Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Trustee’s behalf and to be compensated by the Collateral Trustee at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Parity Lien Default; and

(v) the Collateral Trustee shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of any Intellectual Property of such Grantor, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Trustee, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)	all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Trustee hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Trustee in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof; and

(2)	Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) If (i) a Parity Lien Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Parity Lien Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Trustee of any rights, title and interests in and to any Intellectual Property of such Grantor shall have been previously made and shall have become absolute and effective, and (iv) the Parity Lien Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Trustee shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Trustee as aforesaid, subject to any disposition thereof that may have been made by the Collateral Trustee; provided, after giving effect to such reassignment, the Collateral Trustee’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Trustee granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Trustee and the Parity Lien Secured Parties.

9.7 Cash Proceeds; Deposit Accounts.

(a) If any Parity Lien Default shall have occurred and be continuing, in addition to the rights of the Collateral Trustee specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Trustee, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, if required) and held by the Collateral Trustee. Any Cash Proceeds received by the Collateral Trustee (whether from a Grantor or otherwise) may, in the sole discretion of the Collateral Trustee, (A) be held by the Collateral Trustee for the ratable benefit of the Parity Lien Secured Parties, as collateral security for the Parity Lien Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Trustee against the Parity Lien Obligations then due and owing.

(b) If any Parity Lien Default shall have occurred and be continuing, the Collateral Trustee may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Trustee.

SECTION 10. COLLATERAL TRUSTEE.

The Collateral Trustee has been appointed to act as Collateral Trustee pursuant to the Collateral Trust Agreement. The Collateral Trustee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Collateral Trust Agreement and the other Parity Lien Documents. In furtherance of the foregoing provisions of this Section, each Parity Lien Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Parity Lien Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Trustee for the benefit of Parity Lien Secured Parties in accordance with the terms of this Section. The provisions of the Collateral Trust Agreement relating to the Collateral Trustee including, without limitation, the provisions relating to resignation or removal of the Collateral Trustee and the powers and duties and immunities of the Collateral Trustee are incorporated herein by this reference and shall survive any termination of the Collateral Trust Agreement.

SECTION 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Parity Lien Obligations, the cancellation or termination of all commitments to fund any Parity Lien Obligations and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding letters of credit satisfactory to the issuer(s) of such letters of credit, in each case, constituting Parity Lien Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and its successors, transferees and assigns. Upon any such termination the Collateral Trustee shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Parity Lien Documents (including the Collateral Trust Agreement), the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Trustee shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Trustee, including financing statement amendments to evidence such release.

SECTION 12. STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM.

The powers conferred on the Collateral Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property. Neither the Collateral Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Trustee incurred in connection therewith shall be payable by each Grantor pursuant to the Collateral Trust Agreement.

SECTION 13. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 7.6 of the Collateral Trust Agreement. No failure or delay on the part of the Collateral Trustee in the exercise of any power, right or privilege hereunder or under any other Parity Lien Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Parity Lien Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Parity Lien Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Trustee and the Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Trustee given in accordance with the Parity Lien Documents, assign any right, duty or obligation hereunder. This Agreement and the other Parity Lien Documents embody the entire agreement and understanding between the Grantors and the Collateral Trustee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Parity Lien Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE PROVISIONS OF THE COLLATERAL TRUST AGREEMENT UNDER THE HEADINGS “CONSENT TO JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE COLLATERAL TRUST AGREEMENT.

SECTION 14. INTERRELATIONSHIP WITH INTERCREDITOR AGREEMENT.

Notwithstanding anything in this Agreement to the contrary, so long as any ABL Obligations (as defined in the Intercreditor Agreement) are outstanding, the requirements for delivery of Collateral to the Collateral Trustee under this Agreement shall be deemed to have been satisfied by delivery of such Collateral constituting ABL Priority Collateral (as defined in the Intercreditor Agreement) to the ABL Representative (as defined in the Intercreditor Agreement).

IN WITNESS WHEREOF, the Company and the Collateral Trustee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GOODMAN NETWORKS INCORPORATED, as a Grantor

By:	/s/ John Goodman
Name: John Goodman
Title: Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Steven Finklea
Title: Authorized Signatory

SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

Goodman Networks Incorporated	Corporation	Texas	6400 International Parkway, Suite 1000, Plano, TX 75093	157232200

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name
Goodman Networks Incorporated	G-Net
Goodman Networks, Inc.

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change
Goodman Networks Incorporated	December 2007	G-Net Wireless, Inc. (former subsidiary; merged into the Issuer)

Goodman Networks Incorporated	December 2007	G-Net Construction, Inc. (former subsidiary; merged into the Issuer)

Goodman Networks Incorporated	Prior to 2006	13835 Senlac Drive, Farmers Branch, TX 75234

SCHEDULE 5.1-1

SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I. INVESTMENT RELATED PROPERTY

(A) Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer
N/A

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company
N/A

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership
N/A

Trust Interests or other Equity Interests not listed above:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust
N/A

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date
N/A

SCHEDULE 5.2-1

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name
N/A

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name
Goodman Networks Incorporated	PNC Bank, National Association	8026259252	Collection Account

Goodman Networks Incorporated	PNC Bank, National Association	8026259279	Funding Account

Goodman Networks Incorporated	PNC Bank, National Association	8026246561	Operating Account

Commodity Contracts and Commodity Accounts:

Grantor	Name of Commodity Intermediary	Account Number	Account Name

II. INTELLECTUAL PROPERTY

(A) Copyrights

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date (if any)

(B) Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

SCHEDULE 5.2-2

(C) Patents

Grantor	Jurisdiction	Title of Patent	Patent Number/(Application Number)	Issue Date/(Filing Date)

(D) Patent Licenses

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

(E) Trademarks

Grantor	Jurisdiction	Trademark	Registration Number/(Serial Number)	Registration Date/(Filing Date)
Goodman Networks Incorporated	United States	GOODMAN NETWORKS	Reg. No. 3,518,795	October 21, 2008
Goodman Networks Incorporated	United States	G GoodmanNetworks Network Knowledge … Delivered (and design)	Reg. No. 3,593,614	March 24, 2009

(F) Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor
Goodman Networks Incorporated	General hardware and software uses	Not specified

Oracle ERP

Microsoft EA

Pure Safety

UPK Jumpstart

Adobe/Acrobat

Siterra

Symantec Client Security

General Ledger Company software

Absolute (Computrace)

AutoCAD

Websense

IssueTrak

Backup Exec

ALU Phone System

ActiveXperts Networks

Red Hat

Hyperion

FAS/Sage

Vertex

SCHEDULE 5.2-3

(G) Trade Secret Licenses

N/A

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims
N/A

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit
N/A

V. WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party
Goodman Networks Incorporated	See Exhibit I

SCHEDULE 5.2-4

VI. MATERIAL CONTRACTS

Grantor	Description of Material Contract
Goodman Networks Incorporated

1.      Master Supplier Agreement No. GOOD-CON-090302-01, dated as of September 3, 2002, between the Company and AT&T Mobility LLC (as successor in interest to Cingular Wireless LLC);

2.      AT&T Mobility Turf Program for New Site Build and Site Modification Services Supplement No. GOOD-CON 090302-01.S.004, dated August 31, 2008, between the Company and AT&T Mobility LLC.

3.      AT&T Mobility Turf Program for New Site Build and Site Modification Services Supplement No. GOOD-CON 09030201.S.007, dated [June 6, 2011] and effective as of September 1, 2011, between the Company and AT&T Mobility LLC.

4.      Customer Service Division Subcontract Agreement, dated as of September 30, 2001, between the Company and Alcatel USA Marketing, Inc. as the same may have been supplemented, modified, amended and extended from time to time prior to the date hereof.

5.      Master Services Agreement, Number 7062355, by and between the Company and Alcatel-Lucent USA Inc., dated November 2, 2009, as the same may have been supplemented, modified, amended and extended from to time prior to the date hereof.

6.      Amended and Restated Revolving Credit and Security Agreement by and between the Company and PNC Bank, National Association, as Agent and a Lender, and the other lenders party thereto, dated as of June 23, 2011.

7.      Fifth Amended and Restated Shareholders’ Agreement dated as of June 24, 2011, by and among the Company and James E. Goodman, John A. Goodman, Joseph M. Goodman, Jonathan E. Goodman, Jason A. Goodman, William Darkwah, Scott Pickett, SEP Trust, ALCATEL-LUCENT USA INC., SG-Goodman, LLC, and SG-Tower, LLC.

SCHEDULE 5.2-5

SCHEDULE 5.2(e)

TO PLEDGE AND SECURITY AGREEMENT

MATERIAL EXCLUDED ASSETS

1.	Master Supplier Agreement No. GOOD-CON-090302-01, dated as of September 3, 2002, between the Company and AT&T Mobility LLC (as successor in interest to Cingular Wireless LLC);

2.	AT&T Mobility Turf Program for New Site Build and Site Modification Services Supplement No. GOOD-CON 090302-01.S.004, dated August 31, 2008, between the Company and AT&T Mobility LLC.

3.	AT&T Mobility Turf Program for New Site Build and Site Modification Services Supplement No. GOOD-CON 090302-01.S.007, dated [June 6, 2011] and effective as of September 1, 2011, between the Company and AT&T Mobility LLC.

4.	Customer Service Division Subcontract Agreement, dated as of September 30, 2001, between the Company and Alcatel USA Marketing, Inc. as the same may have been supplemented, modified, amended and extended from time to time prior to the date hereof.

5.	Master Services Agreement, Number 7062355, by and between the Company and Alcatel-Lucent USA Inc., dated November 2, 2009, as the same may have been supplemented, modified, amended and extended from to time prior to the date hereof.

SCHEDULE 5.2(e)-1

SCHEDULE 5.4 TO

PLEDGE AND SECURITY AGREEMENT

FINANCING STATEMENTS:

Grantor	Filing Jurisdiction(s)
Goodman Networks Incorporated	Texas

SCHEDULE 5.4-1

SCHEDULE 5.5

TO PLEDGE AND SECURITY AGREEMENT

Grantor	Location of Equipment and Inventory
Goodman Networks Incorporated	See Exhibit I

SCHEDULE 5.5-1

EXHIBIT I

LEASED LOCATIONS

Common Name	Office	Office Type	Office Type II	Address	City	State	Zip	Phone	Fax	Goodman Networks Contact Person
Alpharetta	Goodman Networks	Office	Regional Office	5895 Windward Parkway, Suite 250	Alpharetta	GA	30005	469-236- 2382	678-393- 9202	Sherry Westbrook swestbrook@ goodmannetworks.com
Austin	Goodman Networks	Business Suite		4611 Bee Cave Suite 211	Austin	TX	78746	512-476- 3400	512-476- 3400	Jim Frinzi jfrinzi@ goodmannetworks.com
Farmington Hills	Goodman Networks	Office	Project Office	32255 Northwestern Hwy.	Farmington Hills	MI	48334	214-538- 8451	248-539- 5822	Dan O’Connell doconnell@ goodmannetworks.com
Fort Wayne	Goodman Networks	Warehouse	Warehouse	2529 Ferguson Road	Fort Wayne	ID	46835	260-474- 8929	214-686- 8673	Trace Tutwiler ttutwiler@ goodmannetworks.com
Indianapolis, IN	Goodman Networks	Office	Project Office	9190 Priority Way West Drive, Suite 106 Indianapolis, IN 46240	Indianapolis	IN	46240	214-538- 8451	248-539- 5822	Dan O’Connell doconnell@ goodmannetworks.com
Kirkland	Goodman Networks	Office	Regional Office	8815 122nd Ave. NE	Kirkland	WA	98033	206-849- 7128	425-803- 3960	Kaili Nawahine knawahine@ goodmannetworks.com
Luna I	Goodman Networks	Warehouse	Warehouse	2060 Luna Road	Carrollton	TX	75006	214-536- 0479	972-590- 1060	Steve Craig scraig@ goodmannetworks.com
Luna II	Goodman Networks	Warehouse	Warehouse	2100 Luna Road	Carrollton	TX	75006	214-536- 0479	972-590- 1060	Steve Craig scraig@ goodmannetworks.com
Little Rock, AR	Goodman Networks	Office	Project Office	1100 North University Little Rock, AR 72207-6343	Little Rock	AR	72207	469-387- 8926	501-707- 9725	Teresa Cooper tcooper@ goodmannetworks.com
Lansing	Goodman Networks	Office	Project Office	6540 Millenium Dr., Suite 100	Lansing	MI	48917	214-538- 8451	248-539- 5822	Dan O’Connell doconnell@ goodmannetworks.com
Marlborough				241 Boston Post Road West		MD	1752	469-286- 7978		Carl Morin cmorin@ goodmannetworks.com
Oklahoma City	Goodman Networks	Office	Regional Office	6525 N. Meridian	Oklahoma City	OK	73112	405-208- 1634 405-254- 1918	lflatt@ goodmanne tworks.com	Lonnie Flatt-Wireline David Martinez-Wireline Mary Brett-Wireless
Oklahoma City				600 N. Sara Road		OK	73099	214-536- 0479	972-590- 1060	Steve Craig scraig@ goodmannetworks.com

Common Name	Email Address	SQ. FT.	USES	Assets		LEASE AMT.	Sq. Ft. Breakout	START DATE	TERM DATE	LL CONTACT INFORMATION
Alpharetta	swestbrook@ goodmannetworks.com	8828 4517 13,345	Office Space		Expansion 4517 5-20-2011	$13609.83 $19.50 Expansion $7,151.92 $19.00psf	Wireline: Wireless:	1/1/09	03/01/14	Windward Oaks Owner, LLC c/o Jackson, Oats, Shaw Real Estate 101 Marietta Street Atlanta, GA 30303 404-522-8010
Austin	jfrinzi@ goodmannetworks.com	448	Government Relation Office			$850.00		3/1/11	09/01/11	Matt Levin, Patrick Ley or Susan Minter mlevin@ e-commercialrealty.com
Farmington Hills	doconnell@ goodmannetworks.com	5,000	Office Space $19.75 sq.ft.	$18K		$19.75	Wireline: Wireless:	10/20/08	01/31/12	Transwestern Great Lakes, LP 32255 Northwestern Hwy. Farmington Hills, MI 48334 248-932-2840 Casey Powell
Fort Wayne	spurdy@ goodmannetworks.com	19,800 2,100 office 17,700 Warehouse				June 2010 –May 2013 : $4,876.50 June & July 2013: No rent $2.95 PSF		6/1/10	07/30/13	Horn Enterprises, LLC c/o Wayne Horn 10821 St. Joe Road Fort Wayne, IN 46835
Indianapolis, IN	kwalrich@ goodmannetworks.com	2,791	Office Space	$15K		$4302.79 $18.50	Wireline: Wireless:	7/1/09	07/15/12	Cassidy Turley Amy Hickman 317-815-3000 ahickman@ ctmt.com Send Pmt to: PP Indianapolis IV Project Corp. 2611 paysphere Circle Chicago, IL 75093
Kirkland	arobedeau@ goodmannetworks.com	12,400	Office Space			$17,050 $16.50psf	Wireline: Wireless:	2/1/11	01/31/14	MorrisPiha Real Estate Paul Weaver Direct: 425-974-4229 Fax: 206-342-3163
Luna I	hosorio@ goodmannetworks.com	42,561 5,552 off 36,999 warehouse	Warehouse Space			$12,768.30 $3.65 psf	Wireline: Wireless:	7/1/07	11/30/12
Luna II	cempy@ goodmannetworks.com	58,400	Warehouse Space			$17,764 $3.65 psf	Wireline: Wireless:	2/1/11	11/30/12	Billingsley Company 4100 International Parkway Suite 1100 Carrollton, Texas 75007 Saurabh S. Mody VP, Asset Mgmt 972-820-2211 972-820-2201 Fax smody@billingsleyco.com www.billingsleyco.com
Little Rock, AR	tcooper@ goodmannetworks.com	6,622	Office Space			$7174 $13.00 per SF	Wireline: Wireless:	3/1/09	02/29/12	RPM Management Company, Inc. Agent for Evergreen Partnership Vaughn McQuary 501-916-8287 office 501-664-0145 fax mcquary@ rpmrealty.com Andrea Faulkner- Property Manager 501-664-0552
Lansing	kwalrich@ goodmannetworks.com	2,242	Office Space			$2615.67 $14.00 per SF	Wireline: Wireless:	3/1/08	01/31/12

Bank of America

NC2-109-06-5

Attn: RMIW0200000

P.O. Box 30120

Charlotte, NC 28202- 0120 04-208-2835

Eric

Rosekrans CB Richard Ellis | Martin

1111 Michigan Ave,

Suite 201 | East Lansing, MI

48823

T 517-351-2200 |

D 517-319-9209 |

F 517-351-2201

eric.rosekrans@

cbre.com |

www.cbre.com/eric.rosekrans

LL william.shy@cbre

Marlborough		Office Suites				$2,233.00		6/1/11	09/30/11	Marlborough Office Center 241 Boston Post Road, West Marlborough, MA 01752 ty@marlborough Office Center 508-786-1900
Oklahoma City	dmartinez@ goodmannetworks.com	14,484	Wireline and Wireless Office	$51K Furniture Wireless $25K Furniture- Wireline		$15,389.25 1-36 mos $12.75 per SF	Wireline: 4,549 Wireless: 9,935	4/15/09	04/15/12	Lake Point Towers Jeff Chatom Prop. Manager 4013 NW Expressway/ Ste.125 Oklahoma City, OK 73116 jeffchatom@ cotterandsons.com 405-608-0898 office 405-608-0891 fax
Oklahoma City		10K				$6.00		5/5/11	08/05/11	Charles Dodson Sara Road/80 LLC Richard Tanenbaum 4228 N. Santa Fe Oklahoma City, OK 73118

EXHIBIT I

LEASED LOCATIONS

	Common Name	Office	Office Type	Office Type II	Address	City	State	Zip	Phone	Fax	Goodman Networks Contact Person
	Plano HQ	Goodman Networks	Headquarters	Headquarters	6400 International Parkway, Suite 1000, 1200 & 2000	Plano	TX	75093	214-356-1260	972-406-9291	Rhonda Patrick rpatrick@ goodman networks.com
	San Antonio	Goodman Networks	Office & Warehouse	Project Office	5122 Dietrich	San Antonio	TX	78215	214-536-0479	972-590-1060	Steve Craig scraig@ goodmannetworks.com
	San Antonio Exec. Office	Goodman Networks	Office	Executive Office	14701 N. US Hwy 281	San Antonio Exec. Office	TX	78232	210-402-0494	210-404-9507	Carol Murdock cmurdock@ goodmannetworks.com
	Sapulpa	Goodman Networks	Warehouse	Warehouse	1025 N. Division St.	Sapulpa	OK	74067	918-605-5994	No fax at this time	Jerry Fortney jfortney@ goodmannetworks.com
	Schaumburg	Goodman Networks	Office	Regional Office	900 National Parkway, Suite 320	Schaumburg	IL	60173	214-763-6573	No fax at this time	Cheryl Clark cclark@ goodmannetworks.com
	Portland	Goodman Networks	Office	Project Office	7360 SW Hunziker Road, Suite 206	Tigard	OR	97223	503-467-9623	503-639-3159	FaraGrim fgrim@ goodmannetworks.com
	Traverse City,	Goodman Networks	Office	Warehouse	3347 South Airport Road West, Ste.B/C	Traverse City	MI	49684	214-538-8451	248-539-5822	Dan O’ Connell doconnell@ goodmannetworks.com
ALU offices are sublet’s to ALU and part of the Jupiter contract	Phoenix	Alu	Office	ALU	2500 W. Utopia Rd. Ste. 175	Phoenix	AZ	85027	623-582-7029		Greg Stevens gstevens@ goodmannetworks.com
ALU offices are sublet’s to ALU and part of the Jupiter contract	Alpharetta	Alu	Office	ALU	800/900 North Point Parkway	Alpharetta	GA	30005	770-750-4722	770-750-4727	Scott McReynolds smcreynolds@ goodmannetworks.com
ALU offices are sublet’s to ALU and part of the Jupiter contract	Hunt Valley	Alu	Office	ALU	11311 McCormick Road Suite 405	Hunt Valley	MD	31031	410-584-4174		Gerard Wilhelm gwilhelm@ goodmannetworks.com
ALU offices are sublet’s to ALU and part of the Jupiter contract	Naperville	Alu	Office	ALU	2000 Lucent Ln	Naperville	IL				Detra Putnam dputnam@ goodmannetworks.com
ALU offices are sublet’s to ALU and part of the Jupiter contract	Westford	Alu	Office	ALU	1 Robbins Rd	Westford	MA
ALU offices are sublet’s to ALU and part of the Jupiter contract	Columbia	Alu	Office	ALU	9305 Gerwig Lane	Columbia	MD		410-290-5582	410-290-5582	Raymond Weston rweston@ goodmannetworks.com
ALU offices are sublet’s to ALU and part of the Jupiter contract	St. Louis	Alu	Office	ALU	1610 Des Peres Rd	St. Louis	MO		314-909-5225		Nancy Knight nknight@ goodmannetworks.com
ALU offices are sublet’s to ALU and part of the Jupiter contract	Richmond	Alu	Office	ALU	8407 Glazebrook Ave	Richmond	VA
ALU offices are sublet’s to ALU and part of the Jupiter contract	Plano	Alu	Office	ALU	3400 W. Plano Pwky	Plano	TX	75075	972-477-0933		Timothy Nollen tnollen@ goodmannetworks.com
ALU offices are sublet’s to ALU and part of the Jupiter contract	Pittsburgh	Alu	Office	ALU	811 Parkway View Dr.	Pittsburg	PA
ALU offices are sublet’s to ALU and part of the Jupiter contract	Collumbus	Alu	Office	ALU	6200 E. Broad St.	Columbus	OH	43213	614-367-5658	614-367-8906	Amy Looney Munz amunz@ goodmannetworks.com
ALU offices are sublet’s to ALU and part of the Jupiter contract	Murray Hill	Alu	Office	ALU	600 Mountain Ave	Murray Hill	NJ		908-582-8111	908-582-8111	Charles Asea casea@ goodmannetworks.com

	Common Name	Email Address	SQ. FT.	USES	Assets	LEASE AMT.	Sq. Ft. Breakout	START DATE	TERM DATE	LL CONTACT INFORMATION
	Plano HQ	shaywood@ goodmannetworks.com	45K	Headquarters Office Space		$11,045.17 $19.70 per SF	Wireline: Wireless:	9/1/06	08/31/11	Billingsley Company ARI 4100 International Parkway Suite 1100 Carrollton, Texas 75007 Saurabh S. Mody-VP, Asset Mgmt 972-820-2211 972-820-2201 Fax smody@ billingsleyco.com www.billingsleyco.com
	San Antonio	rcsaki@ goodmannetworks.com	38,687 W 6,366 O	Office and Warehouse Space		$3.85 yr 1 $3.90 yr 2		2/10/11	12/31/12	Cross & Company Ryan Smith 2013 Broadway San Antonio, Texas 78215
	San Antonio Exec. Office	cmurdock@ goodmannetworks.com	3,920	Office Space		$1500.00 $9.80 per SF	Wireline: Wireless:	3/4/08	03/03/13	Grand Slam Holdings, Inc. 14701 N. US Hwy 281 San Antonio, TX 78232 Julie Crumlee 210-499-1212
	Sapulpa	ifortney@ goodmannetworks.com	2,500	Wireline Warehouse Space		Month 1-12 $1625.00 $7.70 per SF	Wireline: 2500 Wireless:	7/13/09	06/13/12	D.E. Holman Distributing, Inc. 1025 N. Division St. Sapulpa, OK 74067 P.O. Box 2367 Sapulpa OK 74067 Don Holman Cell: 918-629-5725
	Schaumburg	cclark@ goodmannetworks.com	11,260	Office Space		13281.52 $17,739.52 Begins 10 1-2010	Wireline: Wireless:	11/1/08	12/31/15	Raytek Three Woodfield Lakes, LLC 900 National Parkway, Ste. 260 Schaumburg, IL 60173 Dale Shea 847-553-8912
	Portland	fgrim@ goodmannetworks.com	9,485	Office Space		$7,923.33 1-2: $0 3-12: $7923.33 25-36: $8121.42 $22.96 per SF $9287.33	Wireline: Wireless:	1/1/09	12/31/11	Hilltop Business Center, LLC/Hunziker, LLC c/o CBRE Real Estate Services, Inc. 1300 SW Fifth Ave., Ste. 200 Portland, OR 97201 503-221-4873 fax 503-221-1900 office Shawn Adams
	Traverse City,		850			$850 per month		5/31/10	05/31/12	JAMES A. SCHMUCKAL 3347 South Airport Road West, Suite A Traverse City, Michigan 49684
ALU offices are sublet’s to ALU and part of the Jupiter contract	Phoenix	gstevens@ goodmannetworks.com		Office Space
ALU offices are sublet’s to ALU and part of the Jupiter contract	Alpharetta	smcreynolds@ goodmannetworks.com		Office Space
ALU offices are sublet’s to ALU and part of the Jupiter contract	Hunt Valley	gwilhelm@ goodmannetworks.com		Office Space
ALU offices are sublet’s to ALU and part of the Jupiter contract	Naperville	dputnam@ goodmannetworks.com		Office Space
ALU offices are sublet’s to ALU and part of the Jupiter contract	Westford
ALU offices are sublet’s to ALU and part of the Jupiter contract	Columbia
ALU offices are sublet’s to ALU and part of the Jupiter contract	St. Louis	nknight@ goodmannetworks.com		Office Space
ALU offices are sublet’s to ALU and part of the Jupiter contract	Richmond
ALU offices are sublet’s to ALU and part of the Jupiter contract	Plano	tnollen@ goodmannetworks.com
ALU offices are sublet’s to ALU and part of the Jupiter contract	Pittsburgh
ALU offices are sublet’s to ALU and part of the Jupiter contract	Collumbus	amunz@ goodmannetworks.com
ALU offices are sublet’s to ALU and part of the Jupiter contract	Murray Hill

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Pledge and Security Agreement, dated as of [mm/dd/yy] (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Goodman Networks Incorporated, the other Grantors named therein, and U.S. Bank National Association, as the Collateral Trustee. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Trustee set forth in the Security Agreement of, and does hereby grant to the Collateral Trustee, a security interest in all of Grantor’s right, title and interest in, to and under all Collateral to secure the Parity Lien Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

THIS PLEDGE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal	Type of	Jurisdiction of	Chief Executive Office/Sole Place of Business (or Residence if Grantor
Name	Organization	Organization	is a Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I. INVESTMENT RELATED PROPERTY

(A)	Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

EXHIBIT A-3

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

(B)

Grantor	Date of Acquisition	Description of Acquisition

II. INTELLECTUAL PROPERTY

(A) Copyrights

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date (if any)

(B) Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C) Patents

Grantor	Jurisdiction	Title of Patent	Patent Number/(Application Number)	Issue Date/(Filing Date)

EXHIBIT A-4

(D) Patent Licenses

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

(E) Trademarks

Grantor	Jurisdiction	Trademark	Registration Number/(Serial Number)	Registration Date/(Filing Date)

(F) Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

(G) Trade Secret Licenses

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

EXHIBIT A-5

V. WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

VI. MATERIAL CONTRACTS

Grantor	Description of Material Contract

EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 5.4 TO

PLEDGE AND SECURITY AGREEMENT

Financing Statements:

Grantor	Filing Jurisdiction(s)

EXHIBIT A-7

SUPPLEMENT TO SCHEDULE 5.5

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Location of Equipment and Inventory

EXHIBIT A-8

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement dated as of [                    ], 20[    ] among Goodman Networks Incorporated (the “Pledgor”), U.S. Bank National Association, as collateral trustee for the Parity Lien Secured Parties, (the “Collateral Trustee”) and [                    ], a [                    ] [corporation] (the “Issuer”). Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement dated [as of the date hereof], among the Pledgor, the other Grantors party thereto and the Collateral Trustee (the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Registered Ownership of Shares. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [                    ] shares of the Issuer’s [common] stock (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Trustee.

Section 2. Instructions. If at any time the Issuer shall receive instructions originated by the Collateral Trustee relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

Section 3. Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Trustee:

(a) It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and

(b) It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Collateral Trustee purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.

(c) Except for the claims and interest of the Collateral Trustee and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Trustee and the Pledgor thereof.

(d) This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.

Section 4. Choice of Law. This Agreement shall be governed by the laws of the State of [New York].

Section 5. Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

EXHIBIT B-1

Section 6. Voting Rights. Until such time as the Collateral Trustee shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

Section 7. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Trustee may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

Section 8. Indemnification of Issuer. The Pledgor and the Collateral Trustee hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Trustee arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 9. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	Goodman Networks Incorporated
6400 International Parkway, Suite 1000
Plano, TX 70593
Facsimile No.: (972) 243-3931
Attention: Chief Financial Officer

With a copy to:

Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, TX 75219,
Attention: Greg Samuel, Esq.

Collateral Trustee:	U.S. Bank National Association
5555 San Felipe Street, 11th Floor
Houston, Texas 77056
Attention: Corporate Trust Services
Telecopier: (713) 235-9213

Issuer:	[Insert Name and Address of Issuer]
Attention: [ ]
Telecopier: [ ]

Any party may change its address for notices in the manner set forth above.

EXHIBIT B-2

Section 10. Termination. The obligations of the Issuer to the Collateral Trustee pursuant to this Control Agreement shall continue in effect until the security interests of the Collateral Trustee in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement and the Collateral Trustee has notified the Issuer of such termination in writing. The Collateral Trustee agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Trustee’s security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Control Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

GOODMAN NETWORKS INCORPORATED, as Pledgor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

[NAME OF ISSUER], as Issuer

By:
Name:
Title:

EXHIBIT B-3

Exhibit A

[Letterhead of Collateral Trustee]

[Date]

[Name and Address of Issuer]

Attention: [                    ]

Re: Termination of Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, Goodman Networks Incorporated (the “Pledgor”) and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Control Agreement) from the Pledgor. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Pledgor.

Very truly yours, U.S. Bank National Association, as Collateral Trustee

By:
Name:
Title:

EXHIBIT B-4

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement dated as of [            ], 20[            ] (this “Agreement”) among Goodman Networks Incorporated (the “Debtor”), U.S. Bank National Association, as collateral trustee for the Parity Lien Secured Parties (together with its successors and assigns, the “Collateral Trustee”) and [            ], in its capacity as a “securities intermediary” as defined in Section 8-102 of the UCC (in such capacity, the “Securities Intermediary”). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Pledge and Security Agreement, dated [as of the date hereof], among the Debtor, the other Grantors party thereto and the Collateral Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Establishment of Securities Account. The Securities Intermediary hereby confirms and agrees that:

(a) The Securities Intermediary has established account number [IDENTIFY ACCOUNT NUMBER] in the name “[IDENTIFY EXACT TITLE OF ACCOUNT]” (such account and any successor account, the “Securities Account”) and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Collateral Trustee;

(b) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

(c) All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

(d) The Securities Account is a “securities account” within the meaning of Section 8-501 of the UCC.

Section 2. “Financial Assets” Election. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument, general intangible or cash) credited to the Securities Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Section 3. Control of the Securities Account. If at any time the Securities Intermediary shall receive any order from the Collateral Trustee directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other person. If the Debtor is otherwise entitled to issue entitlement orders and such orders conflict with any entitlement order issued by the Collateral Trustee, the Securities Intermediary shall follow the orders issued by the Collateral Trustee.

EXHIBIT C-1

Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Trustee. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Trustee (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to such Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 5. Choice of Law. This Agreement and the Securities Account shall each be governed by the laws of the State of [New York]. Regardless of any provision in any other agreement, for purposes of the UCC, [New York] shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of [New York].

Section 6. Conflict with Other Agreements.

(a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

(c) The Securities Intermediary hereby confirms and agrees that:

(i) There are no other control agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account;

(ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

(iii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with the Debtor or the Collateral Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

Section 7. Adverse Claims. Except for the claims and interest of the Collateral Trustee and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any “financial asset” (as defined in Section 8-

EXHIBIT C-2

102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Trustee and the Debtor thereof.

Section 8. Maintenance of Securities Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

(a) Notice of Sole Control. If at any time the Collateral Trustee delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Securities Intermediary agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from the Collateral Trustee.

(b) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to subsection (a) of this Section 8, the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account.

(c) Permitted Investments. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by the Collateral Trustee, the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made for the Securities Account; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any investments other than investments of a type described on Exhibit B hereto.

(d) Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Collateral Trustee at the address for each set forth in Section 12 of this Agreement.

(e) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service by the Securities Intermediary and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 9. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a) The Securities Account has been established as set forth in Section 1 above and such Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

Section 10 Indemnification of Securities Intermediary. The Debtor and the Collateral Trustee hereby agree that (a) the Securities Intermediary is released from any and all liabilities to the Debtor and the Collateral Trustee arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary’s negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and

EXHIBIT C-3

against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Securities Intermediary with the terms hereof, except to the extent that such arises from the Securities Intermediary’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 11. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Trustee may assign its rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor.

Section 12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:	Goodman Networks Incorporated
6400 International Parkway, Suite 1000
Plano, TX 70593
Facsimile No.: (972) 243-3931
Attention: Chief Financial Officer

With a copy to:

Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, TX 75219,
Attention: Greg Samuel, Esq.

Collateral Trustee:	U.S. Bank National Association
5555 San Felipe Street, 11th Floor
Houston, TX 77056
Attention: Corporate Trust Services
Telecopier: (713) 235-9213

Securities Intermediary:	[Name and Address of Securities Intermediary]
Attention: [ ]
Telecopier: [ ]

Any party may change its address for notices in the manner set forth above.

Section 13. Termination. The obligations of the Securities Intermediary to the Collateral Trustee pursuant to this Agreement shall continue in effect until the security interest of the Collateral Trustee in the Securities Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Trustee has notified the Securities Intermediary of such termination in writing. The Collateral Trustee agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the Securities Intermediary upon the request of the Debtor on or after the termination of the Collateral Trustee’s security interest in the Securities

EXHIBIT C-4

Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Securities Account or alter the obligations of the Securities Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

EXHIBIT C-5

IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

GOODMAN NETWORKS INCORPORATED, as Debtor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

[NAME OF SECURITIES INTERMEDIARY], as Securities Intermediary

By:
Name:
Title:

EXHIBIT C-6

EXHIBIT A

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Trustee]

[Date]

[Name and Address of Securities Intermediary]

Attention: [            ]

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement dated as of [            ], 20[            ] among Goodman Networks Incorporated (the “Debtor”), you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over securities account number [            ] (the “Securities Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours, U.S. Bank National Association, as Collateral Trustee

By:
Name:
Title:

cc: Goodman Networks Incorporated

EXHIBIT C-7

EXHIBIT B

TO SECURITIES ACCOUNT CONTROL AGREEMENT

Permitted Investments

[TO COME]

EXHIBIT C-8

EXHIBIT C

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of the Collateral Trustee]

[Date]

[Name and Address of Securities Intermediary]

Attention: [            ]

Re: Termination of Securities Account Control Agreement

You are hereby notified that the Securities Account Control Agreement dated as of [            ], 20[    ] among you, Goodman Networks Incorporated (the “Debtor”) and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) [            ] from the Debtor. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours, U.S. Bank National Association, as Collateral Trustee

By:
Name:
Title:

EXHIBIT C-9

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement dated as of [            ], 20[__] (this “Agreement”) among Goodman Networks Incorporated (the “Debtor”), U.S. Bank National Association, as collateral trustee for the Parity Lien Secured Parties (together with its successors and assigns, the “Collateral Trustee”) and [            ], in its capacity as a “bank” as defined in Section 9-102 of the UCC (in such capacity, the “Financial Institution”). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Pledge and Security Agreement, dated [as of the date hereof], between the Debtor, the other Grantors party thereto and the Collateral Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of [New York].

Section 1. Establishment of Deposit Account. The Financial Institution hereby confirms and agrees that:

(a) The Financial Institution has established account number [IDENTIFY ACCOUNT NUMBER] in the name “[IDENTIFY EXACT TITLE OF ACCOUNT]” (such account and any successor account, the “Deposit Account”) and the Financial Institution shall not change the name or account number of the Deposit Account without the prior written consent of the Collateral Trustee and, prior to delivery of a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Debtor; and

(b) The Deposit Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC.

Section 2. Control of the Deposit Account. If at any time the Financial Institution shall receive any instructions originated by the Collateral Trustee directing the disposition of funds in the Deposit Account, the Financial Institution shall comply with such instructions without further consent by the Debtor or any other person. The Financial Institution hereby acknowledges that it has received notice of the security interest of the Collateral Trustee in the Deposit Account and hereby acknowledges and consents to such lien. If the Debtor is otherwise entitled to issue instructions and such instructions conflict with any instructions issued the Collateral Trustee, the Financial Institution shall follow the instructions issued by the Collateral Trustee.

Section 3. Subordination of Lien; Waiver of Set-Off. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Deposit Account or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Trustee. Money and other items credited to the Deposit Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Trustee (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Account and (ii) the face amount of any checks which have been credited to such Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

EXHIBIT D-1

Section 4. Choice of Law. This Agreement and the Deposit Account shall each be governed by the laws of the State of [New York]. Regardless of any provision in any other agreement, for purposes of the UCC, [New York] shall be deemed to be the Financial Institution’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the Deposit Account shall be governed by the laws of the State of [New York].

Section 5. Conflict with Other Agreements.

(a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and

(c) The Financial Institution hereby confirms and agrees that:

(i) There are no other agreements entered into between the Financial Institution and the Debtor with respect to the Deposit Account [other than             ]; and

(ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating the Deposit Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of the UCC.

Section 6. Adverse Claims. The Financial Institution does not know of any liens, claims or encumbrances relating to the Deposit Account. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Account, the Financial Institution will promptly notify the Collateral Trustee and the Debtor thereof.

Section 7. Maintenance of Deposit Account. In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Account as follows:

(a) Notice of Sole Control. If at any time the Collateral Trustee delivers to the Financial Institution a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Financial Institution agrees that after receipt of such notice, it will take all instruction with respect to the Deposit Account solely from the Collateral Trustee.

(b) Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of the Debtor and the Collateral Trustee at the address for each set forth in Section 11 of this Agreement; and

(c) Tax Reporting. All interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 8. Representations, Warranties and Covenants of the Financial Institution. The Financial Institution hereby makes the following representations, warranties and covenants:

EXHIBIT D-2

(a) The Deposit Account has been established as set forth in Section 1 and such Deposit Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b) This Agreement is the valid and legally binding obligation of the Financial Institution.

Section 9. Indemnification of Financial Institution. The Debtor and the Collateral Trustee hereby agree that (a) the Financial Institution is released from any and all liabilities to the Debtor and the Collateral Trustee arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution’s negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 10. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Trustee may assign its rights hereunder only with the express written consent of the Financial Institution and by sending written notice of such assignment to the Debtor.

Section 11 Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:	Goodman Networks Incorporated
6400 International Parkway, Suite 1000
Plano, TX 70593
Facsimile No.: (972) 243-3931
Attention: Chief Financial Officer

With a copy to:

Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, TX 75219,
Attention: Greg Samuel, Esq.

Collateral Trustee:	U.S. Bank National Association
5555 San Felipe Street, 11th Floor
Houston, Texas 77056
Attention: Corporate Trust Services
Telecopier: (713) 235-9213

EXHIBIT D-3

Financial Institution:	[Name and Address of Financial Institution]
Attention: [ ]
Telecopier: [ ]

Any party may change its address for notices in the manner set forth above.

Section 12. Termination. The obligations of the Financial Institution to the Collateral Trustee pursuant to this Agreement shall continue in effect until the security interest of the Collateral Trustee in the Deposit Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Trustee has notified the Financial Institution of such termination in writing. The Collateral Trustee agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Financial Institution upon the request of the Debtor on or after the termination of the Collateral Trustee’s security interest in the Deposit Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Deposit Account or alter the obligations of the Financial Institution to the Debtor pursuant to any other agreement with respect to the Deposit Account.

Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Deposit Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

GOODMAN NETWORKS INCORPORATED, as Debtor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION as Collateral Trustee

By:
Name:
Title:

[NAME OF FINANCIAL INSTITUTION], as Financial Institution

By:
Name:
Title:

EXHIBIT D-4

EXHIBIT A

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Trustee]

[Date]

[Name and Address of Financial Institution]

Attention: [            ]

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Deposit Account Control Agreement dated as of [            ], 20[__] among Goodman Networks Incorporated (the “Debtor”), you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over deposit account number [            ] (the “Deposit Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Deposit Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours, U.S. Bank National Association as Collateral Trustee

By:
Name:
Title:

cc: Goodman Networks Incorporated

EXHIBIT D-5

EXHIBIT B

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of the Collateral Trustee]

[Date]

[Name and Address of Financial Institution]

Attention: [                    ]

Re: Termination of Deposit Account Control Agreement

You are hereby notified that the Deposit Account Control Agreement dated as of [                    ], 20[    ] among Goodman Networks Incorporated (the “Debtor”), you and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) [                    ] from the Debtor. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours, U.S. Bank National Association, as Collateral Trustee

By:
Name:
Title:

EXHIBIT D-6

EXHIBIT E

TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [            ], 20[        ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of U.S. Bank National Association, as collateral trustee for the Parity Lien Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”).

WHEREAS, the Grantors are party to a Pledge and Security Agreement dated as of June 23, 2011 (the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Trustee pursuant to which the Grantors granted a security interest to the Collateral Trustee in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Trustee as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral

SECTION 2.1 Grant of Security. Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Trademark Collateral”):

all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications listed or required to be listed in Schedule A attached hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

EXHIBIT E-1

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Trustee for the Parity Lien Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Trustee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT E-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GOODMAN NETWORKS INCORPORATED

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT E-3

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

EXHIBIT E-4

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

EXHIBIT E-5

EXHIBIT F

TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [                    ], 20[    ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of U.S. Bank National Association, as collateral trustee for the Parity Lien Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”).

WHEREAS, the Grantors are party to a Pledge and Security Agreement dated as of June 23, 2011 (the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Trustee pursuant to which the Grantors granted a security interest to the Collateral Trustee in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Trustee as follows:

SECTION. 1. Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Patent Collateral”):

all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application listed or required to be listed in Schedule A attached hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

EXHIBIT F-1

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Trustee for the Parity Lien Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Trustee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT F-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GOODMAN NETWORKS INCORPORATED

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT F-3

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

EXHIBIT F-4

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

EXHIBIT F-5

EXHIBIT G

TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [                    ], 20[    ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of U.S. Bank National Association, as collateral trustee for the Parity Lien Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”).

WHEREAS, the Grantors are party to a Pledge and Security Agreement dated as of June 23, 2011 (the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Trustee pursuant to which the Grantors granted a security interest to the Collateral Trustee in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Trustee as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Copyright Collateral”):

(a) all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications listed or required to be listed in Schedule A attached hereto, (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world; and

EXHIBIT G-1

(b) any and all agreements, licenses and covenants providing for the granting of any exclusive right to such Grantor in or to any registered Copyright including, without limitation, each agreement required to be listed in Schedule A attached hereto, and the right to sue or otherwise recover for past, present and future infringement or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Trustee for the Parity Lien Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Trustee with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT G-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GOODMAN NETWORKS INCORPORATED

By:
Name:
Title:

STATE OF                                                  )

                                                                      )         ss.

COUNTY OF                                              )

On this             day of                     ,             before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                             , who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

[NAME OF GRANTOR]

By:
Name:
Title:

STATE OF                                                  )

                                                                      )         ss.

COUNTY OF                                              )

On this             day of                     ,             before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                             , who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT G-3

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

EXHIBIT G-4

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

EXHIBIT G-5